UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2026

CENTRAL PLAINS BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-41844	93-2239246
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

221 South Locust Street, Grand Island, Nebraska	68801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (308) 382-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CPBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of

Certain Officers

On July 8, 2026, Home Federal Savings and Loan Association of Grand Island (the “Bank”), the wholly-owned subsidiary of Central Plains Bancshares, Inc., entered into a change in control agreement with Bradley M. Kool, Executive Vice President and Chief Financial Officer.
The change in control agreement has an initial term of three years.  At least 30 days before each October 24, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of Mr. Kool and affirmatively approve an extension of the agreement for an additional year or determine not to extend the term of the agreement.  If the board of directors determines not to extend the term of the agreement, it must notify Mr. Kool before the applicable anniversary date and the term of the agreement will expire at the end of the current term.  If a change in control occurs during the term of the change in control agreement, the term of the agreement will automatically renew for two years from the effective date of the change in control.
In the event Mr. Kool’s employment involuntary terminates for reasons other than cause, or in the event of Mr. Kool’s resignation for “good reason,” during the term of the agreement, he will receive a severance payment, paid in a single lump sum, equal to three times the sum of (i) his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years.  In addition, if Mr. Kool elects COBRA coverage, he will be reimbursed for the monthly COBRA premium payments for up to 18 months. For purposes of the change in control agreement, “good reason” includes (i) a material reduction in Mr. Kool’s base salary; (ii) a material reduction in Mr. Kool’s authority, duties or responsibilities, (iii) a relocation of Mr. Kool’s place of employment such that his daily commute increases by 35 miles or more, or (iv) a material breach of the change in control agreement by the Bank.

Item 9.01
Financial Statements and Exhibits
(d)
Exhibits
Exhibit
Description
10.1
Change in Control Agreement with Bradley M. Kool

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTRAL PLAINS BANCSHARES, INC.

DATE: July 13, 2026	By:	/s/ Dannel Garness
Dannel Garness President and Chief Executive Officer